Exhibit 99.1

This Statement on Form 3 is filed by Apollo Investment Fund IV, L.P., Apollo Overseas Partners IV, L.P., Apollo Management IV, L.P. and Apollo Advisors IV, L.P. The principal business address of each of the Reporting Persons is Two Manhattanville Road, Purchase, New York 10577.

Name of Designated Filer: Apollo Management IV, L.P.
Date of Event Requiring Statement: September 17, 2003
Issuer Name and Ticker or Trading Symbol: National Financial Partners Corp.

APOLLO INVESTMENT FUND IV, L.P.

By: APOLLO ADVISORS IV, L.P.
Its General Partner

By: APOLLO CAPITAL MANAGEMENT IV, INC.
Its General Partner

By: /s/ Michael D. Weiner
Michael D. Weiner
Vice President

APOLLO OVERSEAS PARTNERS IV, L.P.

By: APOLLO ADVISORS IV, L.P.
Its General Partner

By: APOLLO CAPITAL MANAGEMENT IV, INC.
Its General Partner

By: /s/ Michael D. Weiner
Michael D. Weiner
Vice President

APOLLO MANAGEMENT IV, L.P.

By: AIF IV MANAGEMENT, INC.
Its General Partner

By: /s/ Michael D. Weiner
Michael D. Weiner
Vice President

APOLLO ADVISORS IV, L.P.

By: APOLLO CAPITAL MANAGEMENT IV, INC.
Its General Partner

By: /s/ Michael D. Weiner
Michael D. Weiner
Vice President